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                                                                     Exhibit l.4

                                                           Bingham McCutchen LLP
                                                              150 Federal Street
                                                Boston, Massachusetts 02110-1726
                                                                    617.951-8000
                                                                    617.951-8736

                                  May 26, 2005

        As special Massachusetts counsel for Nuveen Equity Premium Advantage Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 on April 25, 2005.

        In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Very truly yours,

                                              /s/ BINGHAM MCCUTCHEN LLP